UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011 (March 23, 2011)

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-54273	27-2966616
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.         Termination of a Material Definitive Agreement.

Effective as of March 23, 2011, the franchise agreements between subsidiaries of Summit Hotel Properties, Inc. (the “Company”) and Summit Hotel OP, LP and Choice Hotels International, Inc. (“Choice”) for eleven hotels that operated under franchise licenses from Choice were terminated.

The Company is now in active negotiations with other franchisors in anticipation of changing all eleven hotels to operate under new franchise brands, and expects to enter into new franchise agreements to re-flag all eleven of these hotels with new franchisors within the next several weeks.

The Company and its subsidiaries will cease using Choice’s trade dress and proprietary marks at the following hotels within the timeframes prescribed by the franchise agreements:

●	the 119-room hotel located in Boise, Idaho formerly a Cambria Suites®;
●	the 127-room hotel located in Baton Rouge, Louisiana formerly a Cambria Suites®;
●	the 113-room hotel located in Bloomington, Minnesota formerly a Cambria Suites®;
●	the 126-room hotel located in San Antonio, Texas formerly a Cambria Suites®;
●	the 89-room hotel located in Fort Smith, Arkansas formerly a Comfort Inn®;
●	the 60-room hotel located in Salina, Kansas formerly a Comfort Inn®;
●	the 52-room hotel located in Missoula, Montana formerly a Comfort Inn®;
●	the 62-room hotel located in Lakewood, Colorado formerly a Comfort Suites®;
●	the 70-room hotel located in Fort Worth, Texas formerly a Comfort Suites®;
●	the 67-room hotel located in Charleston, West Virginia formerly a Comfort Suites®; and
●	the 111-room hotel located in Twin Falls, Idaho formerly a Comfort Inn & Suites ®.

The Company is in negotiations with Choice with respect to any amounts payable in connection with the terminations.

The eleven hotels are encumbered by mortgage debt in an aggregate amount of approximately $58.8 million, and the Company has received or expects to receive verbal or written waivers or forbearances from declaring or enforcing defaults from the lenders to the effect that the franchise terminations will not be deemed a default under the respective loan agreements.

Item 2.04.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

Item 8.01.         Other Events.

On March 29, 2011, a subsidiary of the Company entered into a purchase and sale agreement to purchase two hotels from InterContinental Hotels Group (“IHG”) for an aggregate purchase price of approximately $17.0 million:

●	the 121-room Staybridge Suites Denver-Cherry Creek in Denver, Colorado for approximately $10.0 million, or approximately $82,645 per key; and

●	the 143-room Holiday Inn Atlanta-Gwinnett Place Area in Atlanta, Georgia for approximately $7.0 million, or approximately $48,950 per key.

On March 14, 2011, a subsidiary of the Company entered into a purchase and sale agreement to purchase the 91-room Homewood Suites by Hilton Jackson-Ridgeland in Ridgeland, Mississippi from an unaffiliated third party for an aggregate purchase price of approximately $7.3 million, or approximately $80,220 per key.

The Company expects to fund the purchase price of all three hotels with borrowings from the Company’s anticipated credit facility, which the Company expects to complete in early April 2011. The closings of the acquisitions are expected to occur in the second half of April 2011. However, because each acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transactions will be consummated during that time period or at all.

Forward-Looking Statements Disclaimer.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to, among other things, potential changes in franchisors of the Company’s hotels, projected outcomes of negotiations between the Company and third parties, expectations relating to acquisitions and projected financial and operating results. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(4) on February 10, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

Date: March 29, 2011	By:	/s/ Christopher R. Eng
Christopher R. Eng
Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Vice President, General Counsel and Secretary
Date: March 29, 2011